EXHIBIT 99.1

ContextLogic Holdings Inc. Reports Fourth-Quarter and Fiscal Year 2025 Financial Results

OAKLAND, Calif., March 5, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2025.

Company Update

Subsequent to the end of the fourth quarter 2025, the Company completed the acquisition of US Salt Parent Holdings, LLC and its subsidiaries (together, "US Salt"), marking a pivotal milestone in ContextLogic's evolution into a business ownership platform. The Company remains focused on identifying and pursuing additional acquisitions of businesses that are niche, competitively advantaged, and built for long-duration value creation.

Fourth-Quarter Fiscal 2025 Financial Highlights

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On December 8, 2025, ContextLogic announced the planned $907.5 million acquisition of US Salt and subsequently completed the transaction on February 26, 2026.
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Net loss was $13 million, compared to a net loss of $2 million in the fourth quarter of fiscal year 2024.
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As of December 31, 2025, the Company had $77 million in cash and cash equivalents and $141 million in marketable securities. The Company had total liabilities of $7 million.

Recent Developments

During the fourth quarter of 2025, the Company continued to operate efficiently while advancing its strategy of building a differentiated business ownership platform through the acquisition of niche, competitively advantaged, long-duration businesses.

As of December 31, 2025, the Company, on a consolidated basis, had approximately $218 million in cash, cash equivalents, and marketable securities. During the three months ended December 31, 2025, the Company incurred $15 million of general and administrative expenses, comprised of: (1) approximately $7 million for employee-related expenses, including $6 million of cash-bonus and stock-based compensation primarily related to the departure of the Company's former Chief Executive Officer; (2) approximately $7 million for the evaluation and pursuit of strategic transactions, including expenses directly related to the US Salt acquisition; and (3) approximately $1 million for legal and other professional services. Interest income totaled $2 million with the Company's marketable securities and cash and cash equivalents primarily invested in U.S. government instruments. The Company remains committed to maintaining a lean corporate structure in future quarters.

“The fourth quarter capped a transformative year for ContextLogic,” said Mark Ward, President. “We closed 2025 with a clear strategy, and shortly after year-end, we reached a significant milestone with the closing of our acquisition of US Salt — the first step in building ContextLogic into a differentiated business ownership platform. I am proud of the progress our team has made and confident in our ability to create lasting value for shareholders.”

About ContextLogic Holdings Inc.

ContextLogic Holdings Inc. is a publicly traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of its shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit www.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, the impact of the US Salt acquisition, possible or assumed future results of operations and expenses, management strategies and plans, competitive position, business environment, potential growth strategies, ContextLogic’s continued listing on the OTC Markets, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: statements regarding the US Salt acquisition, the strategic alternatives considered by the Company’s board of directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; enforceability of transfer restrictions and occurrence of an ownership change with the result that ContextLogic’s ability to use its net operating losses could be severely limited; future legislation resulting in ContextLogic being unable to realize the benefits of the tax attributes; ContextLogic’s ability to make use of the existing benefits of the tax attributes because ContextLogic may not generate taxable income; the IRS’s possible challenge of the amount of the tax attributes or claim that ContextLogic experienced an ownership change, which could reduce the amount of tax attributes that ContextLogic could use; risks related to any future acquisition of a business or assets; currently pending or future litigation; risks if we are deemed to be an investment company under the Investment Company Act of 1940; the effect of new accounting pronouncements; competitive changes in the marketplace and other characterizations of future events or circumstances; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Holdings Inc.

Condensed Consolidated Balance Sheets

($ in millions)

(unaudited)

	As of December 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$77	$66
Marketable securities	141	83
Prepaid expenses and other current assets	—	7
Total current assets	218	156
Total assets	$218	$156
Liabilities, Redeemable Non-controlling Interest, and Stockholders’ Equity
Current liabilities:
Accounts payable	$5	$—
Accrued liabilities	2	5
Total current liabilities	7	5
Total liabilities	7	5
Redeemable non-controlling interest	78	—
Stockholders’ equity	133	151
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$218	$156

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Operations

($ in millions, shares in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$—	$—	$—	$43
Cost of revenue	—	—	—	36
Gross profit	—	—	—	7
Operating expenses:
Sales and marketing	—	—	—	18
Product development	—	—	—	26
General and administrative	15	4	31	42
Total operating expenses	15	4	31	86
Loss from operations	(15)	(4)	(31)	(79)
Other income, net:
Interest and other income, net	2	2	8	6
Gain on Asset Sale	—	—	—	4
Loss before provision for income taxes	(13)	(2)	(23)	(69)
Provision for income taxes	—	—	—	6
Net loss	(13)	(2)	(23)	(75)
Adjustments attributable to redeemable non-controlling interest	(3)	—	(7)	—
Net loss attributable to redeemable non-controlling interest	2	—	1	—
Net loss attributable to common stockholders	$(14)	$(2)	$(29)	$(75)
Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(0.08)	$(1.09)	$(2.92)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	26,745	26,292	26,586	25,690

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss attributable to common stockholders	$(29)	$(75)
Net loss and adjustment attributable to redeemable non-controlling interest	6	—
Net loss	(23)	(75)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	1
Noncash lease expense	—	1
Stock-based compensation	11	12
Net accretion of discounts and premiums on marketable securities	(6)	(4)
Gain on Asset Sale	—	(4)
Changes in operating assets and liabilities:
Prepaid expenses, other current and noncurrent assets	—	1
Accounts payable	4	(15)
Merchants payable	—	(8)
Accrued and refund liabilities	(2)	(7)
Lease liabilities	—	(2)
Other current and noncurrent liabilities	—	6
Net cash used in operating activities	(16)	(94)
Cash flows from investing activities:
Cash disposed on Asset Sale, net of proceeds	—	(133)
Purchases of marketable securities	(331)	(168)
Sales of marketable securities	—	5
Maturities of marketable securities	279	228
Net cash used in investing activities	(52)	(68)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible Preferred Units, net	72	—
Payments of taxes related to RSU settlement	—	(1)
Net cash provided by (used in) financing activities	72	(1)
Foreign currency effects on cash, cash equivalents and restricted cash	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	4	(165)
Cash, cash equivalents and restricted cash at beginning of year	73	238
Cash, cash equivalents and restricted cash at end of year	$77	$73
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$77	$66
Restricted cash included in prepaid and other current assets in the consolidated balance sheets	—	7
Total cash, cash equivalents and restricted cash	$77	$73
Supplemental cash flow disclosures:
Cash paid for operating leases	$—	3
Cash paid for income taxes, net of refunds	$—	$—

Contacts

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com